Exhibit 10.1

FIRST AMENDMENT

                                                                   TO

                                                              CREDIT AGREEMENT

DATED AS OF MAY 22, 2009

AMONG

                                                           NORTHERN OIL AND GAS, INC.
                                                               as Borrower,

                                                            CIT CAPITAL USA INC.,
                                                            as Administrative Agent,

                                                                  AND

                                                            THE LENDERS PARTY HERETO

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) dated May 22, 2009, is among Northern Oil and Gas, Inc., a corporation duly formed and existing under the laws of the State of Nevada (the “Borrower”); each of the Lenders from time to time party to the Credit Agreement (as hereinafter defined); and CIT Capital USA Inc., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS

A.           The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of February 27, 2009 (the “Credit Agreement”), pursuant to which the Lenders made certain revolving loans and extensions of credit available to and on behalf of the Borrower.

B.           In connection with an acquisition by the Borrower, the Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C.           NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this First Amendment.  Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a)	The definition of “Agreement” is hereby amended in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by that certain First Amendment, as the same may be further amended or supplemented from time to time.

(b)	The following definitions are hereby added where alphabetically appropriate to read as follows:

“Acquisition” means the acquisition of the Acquisition Properties pursuant to the terms and conditions of the Acquisition Documents.

“Acquisition Documents” means (a) that certain Exploration and Development Agreement executed on May 22, 2009 and dated to be effective as of April 1, 2009, by and between Slawson Exploration Company, Inc., a Kansas corporation, as operator, and Northern Oil and Gas, Inc., a Nevada corporation, as participant and (b) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended.

“Acquisition Proceeds” means the Loan made by the Lenders to the Borrower on the First Amendment Effective Date in an amount up to $5,000,000.

“Acquisition Properties” means the Hydrocarbon Interests in the Oil and Gas Properties and other properties acquired by the Borrower pursuant to the Acquisition Documents.

 “First Amendment” means that certain First Amendment to Credit Agreement, dated as of May 22, 2009, among the Borrower, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means May 22, 2009.

2.2           Amendment to Section 2.07(a).  Section 2.07(a) is hereby amended in its entirety to read as follows:

(a)           Borrowing Base.  For the period from and including the First Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $16,000,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c), Section 8.20(b) or Section 9.12(d).

In the event the requirements of Section 8.20 have not been fully satisfied (or waived in accordance with Section 12.02) within thirty (30) days of the First Amendment Effective Date, then the Borrowing Base shall reduce by $5,000,000 or such lesser amount as determined by the Lenders in their sole discretion.  For the avoidance of doubt, any such reduction in the Borrowing Base shall be effective immediately on June 22, 2009.

2.3           Amendment to Article VIII.  Article VIII is hereby amended to add the following Section 8.20 to the end of such Article:

Section 8.20                                Acquisition.

(a)           Promptly, but in any event within thirty (30) days of the First Amendment Effective Date, the Borrower shall satisfy or cause to be satisfied the following requirements:

(i) The Administrative Agent shall have received from the Borrower duly executed Security Instruments in compliance with Section 8.14 covering all of the Acquisition Properties.

(ii)           The Administrative Agent shall have received a Reserve Report covering the Acquired Properties accompanied by a reserve report certificate, substantially in the form of Exhibit I, covering the matters described in Section 8.12(c).

(iii)           The Administrative Agent shall have received such title information as the Administrative Agent may reasonably require and which is reasonably satisfactory to the Administrative Agent setting forth the status of title to the Acquisition Properties evaluated in the Reserve Report provided pursuant to Section 8.20(a)(ii) above.

(iv)           The Administrative Agent shall be reasonably satisfied with the environmental condition of the Acquisition Properties of the Borrower.

(v)           The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Acquisition Properties other than those being released or assigned to the Administrative Agent in connection with such Acquisition and Liens permitted under Section 9.03.

(vi)            The Administrative Agent shall have received evidence satisfactory to it that all Liens on the Acquisition Properties (other than Liens permitted under Section 9.03) have been released or terminated or assigned to the Administrative Agent and that arrangements satisfactory to the Administrative Agent have been made for recording and filing of such releases or assignments, as applicable.

(vii)           if requested by the Administrative Agent, the Administrative Agent shall have received a legal opinion from the Borrower’s legal counsel in a form and of substance reasonably acceptable to the Administrative Agent.

(viii)                      The Borrower and the Lenders shall have agreed upon revisions to the Development Plan (incorporating the Acquisition Properties) which shall be reasonably satisfactory to the Lenders.

(ix) The Borrower and the Lenders shall have agreed upon revisions to the hedging program (incorporating the Acquisition Properties) which shall be reasonably satisfactory to the Lenders and such revised hedging program shall supplement the hedging program described on Schedule 6.01(p).

(x)           The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request with respect to the Acquisition.

 (b)           The Lenders may, in their sole discretion, cause the Borrowing Base to be redetermined at any time based on any information provided pursuant to 8.20(a) above.  Such redetermination shall be in addition to any Scheduled Redetermination or Interim Redetermination the Lenders may be entitled to under Section 2.07.

(c)           The Acquisition Proceeds shall be used solely to fund the Acquisition and all associated Acquisition costs, expenses and fees (including the First Amendment) or as otherwise approved by the Administrative Agent in writing.

Section 3. Waivers.

3.1 The Borrower has informed the Administrative Agent that intends to consummate the Acquisition to purchase the Acquisition Properties referred to above and as a result will not be able to comply with Section 9.14 (Material Agreements) of the Credit Agreement and Section 9.21 (Limitations on Capital Expenditures) of the Credit Agreement (collectively, the “Designated Defaults”).  Therefore, the Borrower hereby requests, and the Administrative Agent and the Lenders hereby agree to waive the Designated Defaults for a period of thirty (30) days (such period to begin as of the First Amendment Effective Date and to end as of June 22, 2009).  Except as expressly waived herein, all covenants, obligations and agreements of the Borrower contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms.

3.2 Neither the execution by the Administrative Agent or the Lenders of this Third Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any other defaults which may exist, which may have occurred prior to the Designated Defaults or which may occur in the future under the Credit Agreement and/or the other Loan Documents, or any future defaults of the same provision waived hereunder (collectively "Other Violations").  Similarly, nothing contained in this First Amendment shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect the Administrative Agent's or the Lenders' right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Other Violations, (ii) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Nothing in this letter shall be construed to be a consent by the Administrative Agent or the Lenders to any Other Violations.

3.3 Conditions Precedent.  This First Amendment shall not become effective until the each of the following conditions is satisfied (or waived in accordance with Section 12.02):

3.4 The Administrative Agent shall have received from each party hereto, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Person.

3.5 The Borrower shall have paid to the Lenders: (a) a non-refundable cash  underwriting fee in an amount of $125,000; and (b) a non-refundable cash facility fee in an amount of $75,000 (or 1.5% of the $5,000,000 Borrowing Base increase provided for herein).

3.6 The Borrower shall have paid all out-of-pocket expenses incurred by the Administrative Agent and Lenders in connection with this First Amendment (including, without limitation, the reasonable fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent).

3.7 At the time of and immediately after giving effect to the terms of this First Amendment, no Default shall have occurred and be continuing.

3.8 Acquisition Certificate.  The Administrative Agent shall have received (i) a certificate of a Responsible Officer certifying: (A) that the Borrower is concurrently consummating the Acquisition in accordance with the terms of the Acquisition Documents (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring substantially all of the Acquisition Properties contemplated by such Acquisition Documents; (B) as to the final purchase price for such Acquisition Properties after giving effect to all adjustments as of the closing date contemplated by the Acquisition Documents and specifying, by category, the amount of such adjustment; (C) that attached thereto is a true and complete list of all Oil and Gas Properties related to the Acquisition Properties which have been excluded from such Acquisition pursuant to the terms of the Acquisition Documents, specifying with respect thereto the basis of exclusion as (1) title defect, (2) preferential purchase right, (3) environmental or (4) casualty loss; (D) that attached thereto is a true and complete list of all Oil and Gas Properties related to the Acquisition Properties for which any seller has elected to cure a title defect; (E) that attached thereto is a true and complete list of all the Oil and Gas Properties related to the Acquisition Properties for which any seller has elected to remediate an adverse environmental condition; (F) that attached thereto is a true and complete list of all Oil and Gas Properties related to the Acquisition Properties which are currently pending final decision by a third party regarding purchase of such property in accordance with any preferential right; (G) that the Borrower has received all consents and approvals required by Section 7.03 of the Credit Agreement in connection with the Acquisition as if the Acquisition constituted part of the Transactions and (H) there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower relating to the Acquisition; (ii) a true and complete executed copy of each of the material Acquisition Documents and (iii) such other related documents and information as the Administrative Agent shall have reasonably requested.

3.9 The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4. Miscellaneous.

4.1 Confirmation.  The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

4.2 Ratification and Affirmation; Representations and Warranties.  The Borrower hereby (a) acknowledges the terms of this First Amendment; (a) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to this First Amendment and the Acquisition:  (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date; (ii) no Default or Event of Default has occurred and is continuing; (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; and (iv) upon consummation of the Acquisition, the Borrower will have good and defensible title to the Acquisition Properties, free and clear of all Liens, except Liens permitted under Section 9.03.

4.3 Counterparts.  This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.4 NO ORAL AGREEMENT.  THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

4.5 GOVERNING LAW.  THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.6 Payment of Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

4.7 Severability.  Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.8 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and its respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:                                                                     NORTHERN OIL AND GAS, INC.

By:           /s/ Michael Reger
Name:  Michael Reger
Title:    Chief Executive Officer

ADMINISTRATIVE AGENT:                                                           CIT CAPITAL USA INC.,
as Administrative Agent

By:___/s/ Brian Kerrigan_______________
Brian Kerrigan
Vice President

LENDER:                                                                              CIT BANK

By:           /s/ Benjamin Haslam
Name:  Benjamin Haslam
Title:  Authorized Signatory